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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 5, 1999, except for Note 8 as to which the date is December 16, 1999, relating to the financial statements of Cross Country Staffing, a Partnership, as of July 29, 1999 and December 31, 1998 and for the period from January 1, 1999 through July 29, 1999 and for the year ended December 31, 1998, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
February 26, 2002